UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 14, 2006

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction of incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

(a) (1) and (2)  On March 14, 2006, Team Financial, Inc. (the “Registrant”) entered into an employment agreement through its subsidiary TeamBank, N.A., with Carolyn Sue Jacobs, Senior Vice President and Trust Officer and Administrator for the Employee’s Stock Ownership Plan.  The agreement was effective January 1, 2006 for a term of three years ending on December 31, 2008.  The term is automatically extended for one year at the end of 2008 if the agreement has not been terminated in accordance with the provisions.

The agreement stipulates an annual base salary of $98,000, effective January 1, 2006 and allows for annual salary increases.  Additionally, per the agreement Ms. Jacobs is entitled to standard company bonuses offered through any established plan and an annual bonus based on criteria established by the President of TeamBank, N.A.  The bonus may not exceed 50% of Ms. Jacobs’ annual base salary. The agreement also provides a life insurance policy in the amount of $110,000, with all premiums to be paid by the Registrant.  Ms. Jacobs is eligible to participate in all employee plans generally available to other management personnel of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: March 17, 2006	By:	/s/ Michael L. Gibson
Michael L. Gibson
President of Investments and
Chief Financial Officer